UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2010

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release of Micron Technology, Inc. (“Micron”) and Numonyx B.V. (“Numonyx”) announcing that the companies have signed a definitive agreement under which Micron has agreed to acquire privately held Numonyx in an all-stock transaction valuing Numonyx at approximately $1.27 billion (based on the closing price for Micron’s common stock on February 9, 2010).  Under the terms of the agreement, Intel Corporation (“Intel”), ST Microelectronics N.V. and Francisco Partners S.A.R.L., would sell their financial interests in Numonyx (45.1%, 48.6% and 6.3%, respectively) to Micron for 140 million shares of Micron common stock, plus under certain circumstances up to an additional 10 million shares of Micron common stock.  The transaction is subject to regulatory review and other customary closing conditions and is currently anticipated to close within the next three to six months.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed as part of this Report:

Exhibit Number	Description
99.1	Press release dated February 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: February 10, 2010	Cary I. Klafter Corporate Secretary